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                                                                    EXHIBIT 23-A

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 2003 relating to the financial statements and financial statement schedules which appears in Ford Motor Credit Company and Subsidiaries' Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan

August 13, 2003